SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

April 18, 2007

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Date of Report (Date of earliest event reported)

WATAIRE INTERNATIONAL, INC.

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(Exact name of registrant as specified in its charter)

Washington                000-49955             91-2060082

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(State or other jurisdiction       (Commission           (IRS Employer

of incorporation)            File Number)       Identification No.)

21550 Oxnard Street, Suite 300, Woodland Hills, CA 91367

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(Address of principal executive offices)

Registrant's telephone number, including area code: (877) 602-8985

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17

CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR

240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   APPOINTMENT OF DIRECTOR

On April 18, 2007 Wataire International, Inc. (the "Company") passed a board resolution to add a new member to its board of directors due to the vacancy created by prior resignations.  Mr. Terrence Nylander was elected as a member to the board of directors of the Company.  Subsequently on April 23, 2007, he was appointed as the Company’s new President.

Since July 2004, Terrence Nylander has been a consultant providing research and development and product development services to Wataire Industries, Inc., a publicly traded company whose shares trade on the Pink Sheets.  Since January 2003, Mr. Nylander has been the President of Canadian Dew Technologies Inc, a private company that developed the water-from-air technologies, proprietary software and systems, which includes products such as the WaterCondensator, WaterProducer, Water-producing Greenhouse and other innovative “green” technologies and know-how.  He has successfully built several prototype water-making appliances that make safe potable water from the available moisture in the air.  Mr. Nylander has also contributed his expertise towards the design of the World’s first solar desalination greenhouse proposed to be constructed in Yemen and the Turks and Caicos Island.  Throughout his Realtor carreer Mr. Nylander was an award winning Realtor in Saskatchewan, Quebec and British Columbia.   Mr. Nylander’s experience also includes over five years in the position of Western Canadian area Finance Manager assessing Dealer financial capacity, granting and approving multi million dollar credit limits to the retail Dealers for Sperry New Holland and Massey Ferguson Corporations..  He was the founding Partner of a high volume farm equipment dealership, Agricenter Sales Ltd. in North Battleford, Saskatchewan, whose product sales doubled for five consecutive years and became a multi-million dollar dealership.  During this time, Mr. Nylander also became an owner of a small 1000 acre ranch with 250 head of cattle.  As a former member of Canada’s 31st Parliament, he was appointed to several key government committees including Finance, Trade and Economic Affairs, Agriculture, Regional Development, Natural Resources and Public Works, Indian Affairs and Northern Development, and the Miscellaneous Private Bills and Standing Orders Committee. During this time, Mr. Nylander was appointed by Canada’s Prime Minister to a special Caucus Committee to devise proposals for “An Energy Self Sufficiency Policy for Canada.”  Other experience includes a lengthy time in the oilfield service industry and water well drilling business.  Mr. Nylander will bring broad financial, technical, business and management experience to the Company’s board of directors.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused  this  report  to  be  signed on its behalf by the undersigned hereunto duly authorized.

                                        WATAIRE INTERNATIONAL, INC.

DATE:   April 24, 2007

                                      By:  /s/ Robert Rosner

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                                             Robert Rosner, Chief Executive Officer